Exhibit 3.1

Companies Act 2014

PUBLIC LIMITED COMPANY

CONSTITUTION

OF

WEATHERFORD INTERNATIONAL PUBLIC LIMITED COMPANY

(Adopted on December 10, 2019)

MEMORANDUM OF ASSOCIATION

1.	The name of the company is Weatherford International public limited company.

2.	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all branches and business locations, the business of a management services company, to act as managers and to direct or co-ordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the board of directors of the Company and to exercise its powers as a shareholder, whether direct or indirect, of other companies.

3.2	To acquire, hold, administer, control, sell and transfer equity securities in entities in Ireland and abroad, either directly or indirectly, in particular in entities which are active in the fields of providing services, financing, licensing, leasing, manufacturing and all other activities with respect to the acquisition and production of natural or alternative energy and to do all things usually dealt in by persons carrying on the above mentioned businesses or likely to be required in connection with any of the said businesses.

3.3	To engage in any commercial, financial or other activities which are, directly or indirectly, related to the purpose or objects of the Company.

3.4	To generally engage in all types of transactions and take all measures that appear appropriate to promote, whether directly or indirectly, the purpose or objects of the Company and/or the general interest of the Company or the group of companies to which the Company belongs, or that are related thereto.

3.5	To participate in the financing, including by means of the providing of guarantees, support, security and sureties of any kind, of other entities of the group of companies to which the Company belongs in the general interest of such group.

3.6	To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.7	To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.8	To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.9	To establish and contribute to any scheme (including any share option scheme, restricted share unit scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of the Company's directors, employees and consultants and to lend or otherwise provide money to such schemes or the directors, employees and consultants of the Company or any of its subsidiaries or associated companies to enable them to purchase shares of the Company, in each case subject to applicable law.

3.10	To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.11	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.12	To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d'invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any invention that may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.13	To enter into any partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any company, firm or person, carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.14	To incorporate or cause to be incorporated any one or more subsidiaries (as defined in the Companies Act 2014) for the purpose of carrying on any business.

3.15	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.16	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.17	To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.18	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company (as defined by the Companies Act 2014), as amended, or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

3.19	To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares, stock, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.20	To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.21	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.22	To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stock, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.23	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stock, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.24	To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.25	To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.26	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.27	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the wives, widows and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.28	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company's, or any group company's capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.29	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.30	To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

3.31	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.32	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company's property or rights.

3.33	To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.34	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.35	To procure the Company to be registered or recognized in Ireland or in any foreign country or in any colony or dependency of any such foreign country or that the central management and control and/or place of effective management of the Company be located in any country, and to establish branches offices, places of business or subsidiaries in Ireland or any such foreign country or in any colony or dependency of any such foreign country.

3.36	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.37	To make gifts or grant bonuses to the Directors or any other persons who are or have provided services as Directors or been in the employment of the Company including substitute and alternate directors.

3.38	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are capable of being conveniently carried on in connection therewith.

3.39	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.40	To make or receive gifts by way of capital contribution or otherwise.

3.41	To reduce its share capital in any manner permitted by law.

3.42	To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stock, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any body corporate which is at any given time the Company's holding company.

3.43	To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them.

3.44	The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE: It is hereby declared that the word "company" in this clause, except where used in reference to this Company shall be deemed to include any partnership, body corporate or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

5.	The share capital of the Company is US$1,356,000 divided into 1,356,000,000 ordinary shares of US$0.001 each. Notwithstanding anything herein to the contrary, the Company shall not be authorised to issue non-voting capital stock or share capital of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the Bankruptcy Code; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code and (ii) only have such force and effect to the extent and for so long as such Section 1123(a)(6)of the Bankruptcy Code is in effect and applies to the Company.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company's articles of association for the time being.

WEATHERFORD INTERNATIONAL PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

The following Regulations shall apply to the Company:

Interpretation and general

1.	Sections 83, 84 and, for the avoidance of doubt, 117(9) of the Act shall apply to the Company but, subject to that, the provisions set out in these Articles shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1007(2) of the Act shall apply to the Company.

2.	In these Articles:

2.1	“Act”, means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

2.2	“Adoption Date”, means the effective date of adoption of these Articles;

2.3	“Approved Nominee”, means a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;

2.4	“Article”, means an article of these Articles;

2.5	“Articles”, means these articles of association as from time to time and for the time being in force;

2.6	“Auditors”, means the auditors for the time being of the Company;

2.7	“Bankruptcy Code”, means title 11 of the United States Code §§101-1532;

2.8	“Board”, means the board of Directors of the Company;

2.9	“Chairperson”, means the person occupying the position of Chairperson of the Board from time to time;

2.10	“Chief Executive Officer”, shall include any equivalent office;

2.11	“Clear Days”, means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and excluding the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect;

2.12	“Company”, means the company whose name appears in the heading to these Articles;

2.13	“Company Secretary”, means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary;

2.14	“control”, (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

2.15	“Directors”, means the directors for the time being of the Company or any of them acting as the Board;

2.16	“electronic communication”, has the meaning given to that word in the Electronic Commerce Act 2000 and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board);

2.17	“Exchange”, means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading;

2.18	“Exchange Act”, means the Securities Exchange Act of 1934 of the United States;

2.19	“Group”, means the Company and its subsidiaries from time to time and for the time being;

2.20	“holding company”, shall have the meaning ascribed thereto in section 8 of the Act;

2.21	“member”, means in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares and shall include a member’s personal representatives in consequence of his or her death or bankruptcy;

2.22	“Member Associated Person”, means with respect to any member, (i) any other beneficial owner of stock or share capital of the Company that is owned by such member and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the member or such beneficial owner;

2.23	“Memorandum”, means the memorandum of association of the Company;

2.24	“Office”, means the registered office for the time being of the Company;

2.25	“Ordinary Shares”, means the ordinary shares of US$0.001 each in the capital of the Company;

2.26	“Public Disclosure”, of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

2.27	“Redeemable Shares”, means redeemable shares as defined by section 64 of the Act;

2.28	“Register”, means the register of members of the Company to be kept as required by the Act;

2.29	“Scheme”, means collectively (i) the examiner’s scheme of arrangement under Part 10 of the Act in respect of the Company approved by the Irish High Court on the Adoption Date, and (ii) the provisional liquidator’s scheme of arrangement in respect of Weatherford International Ltd. pursuant to the Companies Act 1981 of Bermuda.

2.30	“SEC”, means the U.S. Securities and Exchange Commission; and

2.31	“subsidiary”, shall have the meaning ascribed thereto in section 7 of the Act.

NOTE: it is hereby declared that in these Articles:

a)	the word “company” or “corporation”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole, a partnership, joint venture, trust, non-profit entity, a national or local government or other legal entity;

b)	the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns;

c)	the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset;

d)	a word or expression used in the Articles which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act;

e)	any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression;

f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders where applicable or as the context may require; and

g)	references in these Articles to any enactment or legislation or any section or provision thereof shall mean such enactment, section or provision as the same may be amended, replaced or re-enacted from time to time.

Authorised share capital

3.	The authorised share capital of the Company is US$1,356,000 divided into 1,356,000,000 ordinary shares of US$0.001 each.

4.	Notwithstanding anything herein to the contrary, the Company shall not be authorised to issue non-voting capital stock or share capital of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the Bankruptcy Code; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code and (ii) only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company.

Rights attaching to shares

5.	Without prejudice to any special rights conferred on the members of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time determine by ordinary resolution.

Allotment and acquisition of shares

6.	The following provisions shall apply:

6.1	Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount to its nominal value and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

6.2	Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of these Articles, and subject to any requirement to obtain the approval of the members under any applicable rule of law or of any Exchange, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.

6.3	The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be up to an aggregate nominal value of US$170,000 (170,000,000 Ordinary Shares) allocated as follows:

(a)	up to US$87,000 (87,000,000 Ordinary Shares) for the purposes of allotting relevant securities contemplated in the Scheme; and

(b)	up to US$83,000 (83,000,000 Ordinary Shares) together with any relevant securities authorized pursuant to Article 6.3(a) that are not allotted (or otherwise counted for the purposes of this Article 6.3) pursuant to the Scheme, for the purposes of allotting relevant securities as the Directors see fit.

The authority hereby conferred shall expire on the date which is five years after the Adoption Date unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

6.4	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act) to the extent permitted by the Act.

6.5	The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities within the meaning of the said section 1022 for cash pursuant to the authority conferred by Article 6.3 as if section 1022(1) of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 6.5 had not expired.

6.6	Unless otherwise determined by the Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Act, any Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).

6.7	Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Directors. Such certificates may be under seal. All certificates for shares in the capital of the Company shall be consecutively numbered or otherwise identified and shall specify the shares in the capital of the Company to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares in the capital of the Company shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a share or shares in the capital of the Company held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Directors may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

7.	The Company:

7.1	may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, shares in its holding company where permitted by sections 82 and 1043 of the Act, and

7.2	is authorised, for the purposes of section 105(4)(a) of the Act, but subject to section 1073 of the Act, to acquire its own shares. Notwithstanding the provisions of Article 47, unless the Board determines otherwise, any share in the capital of the Company shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any person (who may or may not be a member) pursuant to which the Company acquires or will acquire a share in the capital of the Company, or an interest in shares in the capital of the Company, from the relevant person, save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such shares by the Company, save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share in the capital of the Company a Redeemable Share.

8.	The Directors (and any committee established under Article 190 and so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to Article 171 and notwithstanding the provisions of Article 6.2:

8.1	allot, issue, grant options over and otherwise dispose of shares in the Company; and

8.2	exercise the Company's powers under Article 6,

on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act and these Articles.

9.	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

Variation of Class Rights

10.	Where the shares in the Company are divided into different classes, the rights attaching to a class of shares may only be varied or abrogated if (a) the holders of 75% (or, in the circumstances described in section 88(4)(b) of the Act, greater than 50%) in nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution (or, in the circumstances described in section 88(4)(b) of the Act, an ordinary resolution), passed at a separate general meeting of the holders of that class, sanctions the variation. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding or representing by proxy shares of the class in question or that person’s proxy. The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

11.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Trusts not recognised

12.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the member. This shall not preclude (i) the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company, or (ii) the Directors, where they consider it appropriate, providing the information given to the members of shares to the holders of depositary instruments in such shares.

Disclosure of interests

13.	If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 1062 of the Act (a “Section 1062 Notice”) and is in default for the prescribed period (as defined in Article 18.2) in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “Direction Notice”) to such member direct that:

13.1	in respect of the shares in relation to which the default occurred (the “Default Shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company;

13.2	where the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of the class concerned, then the Direction Notice may additionally direct that:

(a)	except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the Default Shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member;

(b)	no other distribution shall be made on the Default Shares;

(c)	no transfer of any of the Default Shares held by such member shall be registered unless:

(i)	the member is not himself or herself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(ii)	the transfer is an approved transfer (as defined in Article 18.3).

The Company shall send to each other person appearing to be interested in the shares the subject of any Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

14.	Where any person appearing to be interested in the Default Shares has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by an Approved Nominee, the provisions of Articles 13 to 20 shall be treated as applying only to such Default Shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.

15.	Where the member on which a Section 1062 Notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

16.	Any Direction Notice shall cease to have effect:

16.1	in relation to any shares which are transferred by such member by means of an approved transfer; or

16.2	when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 1062 Notice.

17.	The Directors may at any time give notice cancelling a Direction Notice.

18.	For the purposes of Articles 13 to 20:

18.1	a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said section 1062 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant section 1062 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

18.2	the prescribed period is 28 days from the date of service of the said Section 1062 Notice unless the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of that class, when the prescribed period is 14 days from that date;

18.3	a transfer of shares is an approved transfer if but only if:

(a)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the members (or all the members other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or

(b)	the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(c)	the transfer results from a sale made through an Exchange on which the Company’s shares are normally traded.

19.	Nothing contained in Articles 13 to 20 shall limit the power of the Company under section 1066 of the Act or otherwise under Irish law.

20.	For the purpose of establishing whether or not the terms of any notice served under Articles 13 to 20 shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

Calls on shares

21.	The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their shares in the Company (whether on account of the nominal value of the shares or by way of premium), provided that in the case where the conditions of allotment or issuance of shares provide for the payment of consideration in respect of such shares at fixed times, the Directors shall only make calls in accordance with such conditions.

22.	Each member shall (subject to receiving at least 30 days’ notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the shares) pay to the Company, at the time or times and place so specified, the amount called on the shares.

23.	A call may be revoked or postponed, as the Directors may determine.

24.	Subject to the conditions of allotment or issuance of the shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.

25.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

26.	If the consideration called in respect of a share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

27.	Any consideration which, by the terms of issue of a share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the share or by way of premium) shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.

28.	The Directors may, on the issue of shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.

29.	The Directors may, if they think fit:

(a)	receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any shares held by him or her; and/or

(b)	pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.

30.	The Company may:

(a)	acting by its Directors, make arrangements on the issue of shares for a difference between the members in the amounts and times of payment of calls on their shares;

(b)	acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up;

(c)	acting by its Directors and subject to the Act, pay a dividend in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)	by special resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.

Lien

31.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all consideration (whether immediately payable or not) called, or payable at a fixed time, in respect of that share.

32.	The Directors may at any time declare any share in the Company to be wholly or in part exempt from Article 31.

33.	The Company’s lien on a share shall extend to all dividends payable on it.

34.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless (i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:

34.1	a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder of the share for the time being, or the person entitled thereto by reason of his or her death or bankruptcy; and

34.2	a period of 14 days after the date of giving of that notice has expired.

35.	The following provisions apply in relation to a sale referred to in Article 34:

35.1	to give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser of them;

35.2	the purchaser shall be registered as the holder of the shares comprised in any such transfer;

35.3	the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; and

35.4	the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

36.	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any member or in respect of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:

36.1	the death of such member;

36.2	the non-payment of any income tax or other tax by such member;

36.3	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such member or by or out of his estate; or

36.4	any other act or thing;

in every such case (except to the extent that the rights conferred upon members of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(a)	the Company shall be fully indemnified by such member or his executor or administrator from all liability;

(b)	the Company shall have a lien upon all dividends and other moneys payable in respect of the shares registered in the Register as held either jointly or solely by such member for all moneys paid or payable by the Company in respect of such shares or in respect of any dividends or other moneys as aforesaid thereon or for or on account or in respect of such member under or in consequence of any such law together with interest at the rate of fifteen percent per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other moneys payable as aforesaid any moneys paid or payable by the Company as aforesaid together with interest as aforesaid;

(c)	the Company may recover as a debt due from such member or his executor or administrator wherever constituted any moneys paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other moneys as aforesaid then due or payable by the Company;

(d)	the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other moneys as aforesaid then due or payable by the Company, until such excess is paid to the Company; and

(e)	subject to the rights conferred upon the members of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his or her estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

Forfeiture

37.	If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

38.	The notice referred to in Article 37 shall:

38.1	specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

38.2	state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.

39.	If the requirements of the notice referred to in Article 38 are not complied with, any share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

40.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

41.	A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the shares, but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the shares.

42.	A statement in writing that the maker of the statement is a Director or the Company Secretary, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

43.	The following provisions apply in relation to a sale or other disposition of a share referred to in Article 40:

43.1	the Company may receive the consideration, if any, given for the share on the sale or other disposition of it and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of (the “disponee”);

43.2	upon such execution, the disponee shall be registered as the holder of the share; and

43.3	the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

44.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share in the capital of the Company, becomes payable at a fixed time, whether on account of the nominal value of the share in the capital of the Company or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

45.	The Directors may accept the surrender of any share in the capital of the Company which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share in the capital of the Company shall be treated as if it has been forfeited.

Variation of company capital

46.	The Company may, by ordinary resolution and in accordance with section 83 of the Act, do any one or more of the following, from time to time:

46.1	consolidate and divide all or any of its shares into shares of a larger nominal value than its existing shares;

46.2	subdivide its shares, or any of them, into shares of a smaller nominal value, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

46.3	increase the nominal value of any of its shares by the addition to them of any undenominated capital;

46.4	reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

46.5	without prejudice or limitation to Articles 87 to 92 and the powers conferred on the Directors thereby, convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;

46.6	increase its share capital by new shares of such amount as it thinks expedient; or

46.7	cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

Where any difficulty arises in regard to any division, consolidation or sub-division under this Article 46, the Directors may settle the same as they think expedient and in particular, may, on behalf of applicable members, arrange for the sale of the shares representing fractions and distribute the net proceeds of such sale in due proportion among the members who would have been entitled to the fractions, and for this purpose the Directors may authorise any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee. The transferee shall not be bound to see to the application of purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings related to the sale.

47.	Without prejudice to Article 7.2, the Company may by special resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of the Articles, convert any of its shares into redeemable shares.

Reduction of company capital

48.	The Company may, in accordance with the provisions of sections 84 to 87 of the Act, reduce its company capital in any way it thinks expedient and, without prejudice to the generality of the foregoing, may thereby:

48.1	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

48.2	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or

48.3	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.

Unless the special resolution provides otherwise, a reserve arising from the reduction of company capital is to be treated for all purposes as a realised profit in accordance with section 117(9) of the Act. Nothing in this Article 48 shall, however, prejudice or limit the Company’s ability to perform or engage in any of the actions described in section 83(1) of the Act by way of ordinary resolution only.

Transfer of shares

49.	Subject to the Act and to such of the restrictions contained in these Articles as may be applicable, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

50.	The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

51.	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

52.	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

53.	Notwithstanding the provisions of these Articles and subject to applicable law, or any regulations made under section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for evidencing transfers in accordance with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

54.	Subject to such of the restrictions of these Articles and to such of the conditions of issue of share warrants as may be applicable any share warrant may be transferred by instrument in writing in any usual or common for or any other form which the Directors may approve.

55.	The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

55.1	the instrument of transfer is not duly stamped, if required, and lodged at the Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

55.2	the instrument of transfer is in respect of more than one class of share;

55.3	the instrument of transfer is in favour of more than four persons jointly;

55.4	it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

55.5	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

56.	Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under Article 55, Article 79, Article 86 and Article 88.

57.	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

58.	No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

Transmission of shares

59.	In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares. For greater certainty, where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall not be obliged to recognise a claim in respect of the estate of any joint holder except in case of the last survivor of such joint holders.

60.	Nothing in Article 59 shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.

61.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject to Article 62, elect either: (a) to be registered himself or herself as holder of the share; or (b) to have some person nominated by him or her (being a person who consents to being so registered) registered as the transferee thereof.

62.	The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.

63.	If the person becoming entitled as mentioned in Article 61: (a) elects to be registered himself or herself, the person shall furnish to the Company a notice in writing signed by him or her stating that he or she so elects; or (b) elects to have another person registered, the person shall testify his or her election by executing to that other person a transfer of the share.

64.	All the limitations, restrictions and provisions of Articles 59 to 63 shall be applicable to a notice or transfer referred to in Article 63 as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by that member.

65.	Subject to Article 66 and Article 67, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share.

66.	A person referred to in Article 65 shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

67.	The Directors may at any time serve a notice on any such person requiring the person to make the election provided for by Article 61 and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in Article 63 is appropriate) within 90 days after the date of service of the notice, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

68.	The Company may charge a fee not exceeding US$10.00 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.

69.	The Directors may determine such procedures as they shall think fit regarding the transmission of shares in the Company held by a company that are transmitted by operation of law in consequence of a merger or division.

Closing Register or Fixing Record Date

70.	For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole 30 days in each year.

71.	In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law and Exchange rules, be more than 90 days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law and Exchange rules, be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

72.	If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

Dividends

73.	The Company in a general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution.

74.	The Directors may from time to time:

74.1	pay to the members such dividends (whether as either interim dividends or final dividends) as appear to the Directors to be justified by the profits of the Company, subject to section 117 and Chapter 6 of Part 17 of the Act;

74.2	before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the sole discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like sole discretion either be employed in the business of the Company or be held as cash or cash equivalents or invested in such investments as the Directors may lawfully determine; and

74.3	without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.

75.	Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.

76.	Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.

77.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (and to the rights of the Company under Articles 31 to 36 and Article 79) all dividends shall be declared and paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares.

78.	If any share is issued on terms providing that it shall rank for a dividend as from a particular date, such share shall rank for dividend accordingly.

79.	The Directors may deduct from any dividend payable to any member, all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.

80.	The Directors when declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and, in particular, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways.

81.	Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:

81.1	issue fractional certificates (subject always to the restriction on the issue of fractional shares) and fix the value for distribution of such specific assets or any part of them;

81.2	determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and

81.3	vest any such specific assets in trustees as may seem expedient to the Directors.

82.	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid:

82.1	by cheque or negotiable instrument sent by post directed to or otherwise delivered to the registered address of the holder, or where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or the joint holders may in writing direct; or

82.2	by transfer to a bank account nominated by the payee or where such an account has not been so nominated, to the account of a trustee nominated by the Company to hold such moneys,

provided that the debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

83.	Any such cheque or negotiable instrument referred to in Article 82 shall be made payable to the order of the person to whom it is sent.

84.	Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.

85.	No dividend shall bear interest against the Company.

86.	If the Directors so resolve, any dividend or distribution which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

Bonus issue of shares

87.	Any capitalisation provided for in Articles 88 to 92 inclusive will not require approval or ratification by the members.

88.	The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Article 89) by applying such sum in paying up in full unissued shares of a nominal value or nominal value and premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).

89.	For the purposes of Article 88, “relevant sum” means: (a) any sum for the time being standing to the credit of the Company’s undenominated capital; (b) any of the Company’s profits available for distribution; (c) any sum representing unrealised revaluation reserves; or (d) a merger reserve or any other capital reserve of the Company.

90.	The Directors may in giving effect to any resolution under Article 88 make: (a) all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.

91.	Without limiting Article 90, the Directors may:

91.1	make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions);

91.2	authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all the members concerned.

92.	Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.

General Meetings – General

93.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

94.	The annual general meeting shall be held in such place and at such time as the Directors shall determine.

95.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

96.	The Directors may, whenever they think fit, convene an extraordinary general meeting and extraordinary general meetings shall also be convened by the Directors, on such requisition, or in default, may be convened by such requisitionists, as provided by section 178(3) to (7) of the Act. In addition, one or more members holding at least 25% of the outstanding shares may convene an extraordinary general meeting in accordance with section 178(2) of the Act.

97.	If at any time the number of Directors is less than the minimum number of Directors, any Director may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

98.	An annual general meeting or extraordinary general meeting of the Company may be held outside of Ireland. The Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland, unless all of the members entitled to attend and vote at such meeting consent in writing to it being held outside of Ireland.

99.	A general meeting of the Company may be held in two or more venues (whether inside or outside of Ireland) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate, and such participation shall be deemed to constitute presence in person at the meeting.

Notice of general meetings

100.	The only persons entitled to notice of general meetings of the Company are:

100.1	the members;

100.2	the personal representatives of a deceased member, which member would but for his death be entitled to vote;

100.3	the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);

100.4	the Directors and Company Secretary; and

100.5	unless the Company is entitled to and has availed itself of the audit exemption under the Act, the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).

101.	Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not less than 21 days’ notice and all other extraordinary general meetings shall be called by not less than 14 days’ notice.

102.	Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak and vote is entitled to appoint a proxy or one or more proxies to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any persons who are recommended by the Directors for election or re-election as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for election or re-election as Directors at the meeting; provided, however, that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these Articles. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.

103.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

104.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company will be deemed, subject to Article 107, to have received notice of that meeting and, where required, of the purpose for which it was called.

105.	Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than 28 days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

106.	In determining the correct period of notice for a general meeting, only Clear Days shall be counted.

107.	Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Written decision of sole member

108.	At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.

Quorum for general meetings

109.	One or more members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.

110.	If within 15 minutes (or such greater time determined by the chairperson) after the time appointed for a general meeting a quorum is not present, then:

110.1	the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine; and

110.2	if at the adjourned meeting a quorum is not present within half an hour (or such greater time determined by the chairperson) after the time appointed for the meeting, the members present shall be a quorum.

Proxies

111.	Every member entitled to attend, speak and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve, subject to compliance with any requirements as to form under the Act and the Exchange Act and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor, but need not be witnessed. In the case of an instrument in writing, a company may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. A proxy need not be a member. The appointment of a proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

112.	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board shall:

112.1	in the case of an instrument in writing, be deposited at the Office or at such other place as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than 48 hours, or such other time as is specified in the notice convening the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

112.2	in the case of an appointment contained in a communication by electronic means, where an address has been specified for the purpose of receiving communications by electronic means:

(a)	in the notice convening the meeting; or

(b)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an communication by electronic means to appoint a proxy issued by the Company in relation to the meeting, be received at such address not less than 48 hours, or such other time as is specified in the notice convening the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

112.3	be deemed to include the right to speak at the meeting and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

112.4	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates; and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless, subject to the requirements of the Act, the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid).

113.	When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

114.	The Board may at the expense of the Company send forms of appointment of proxy to the members by post, by communication by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person and worded so as to enable the proxy to vote either for or against or to withhold their vote in respect of the resolutions to be proposed at the meeting at which the proxy is to be used. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

115.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as is referred to in Article 113.1, not less than 48 hours, or such other time as is specified in the notice convening the meeting, before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

Corporate Representative

116.	In accordance with the Act, any corporation or company which is a member entitled to attend a meeting of the Company or a meeting of the holders of any class of its shares may, by resolution of its Directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any such meeting of the Company or at any such meeting of the holders of any class of its shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation or company (in respect of that part of its holdings to which the authority relates) as the corporation or company could exercise if it were an individual shareholder. The corporation or company shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may (but is not bound to) require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to such person before permitting him or her to exercise his or her powers.

The business of general meetings

117.	All business shall be deemed to be special business that is transacted at an extraordinary general meeting and that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Article 126 which shall be ordinary business.

118.	At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual general meeting, business must be:

118.1	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

118.2	otherwise properly brought before the meeting by or at the direction of the Board; or

118.3	otherwise properly brought before the meeting by a member who (A) was a member of record of the Company when the notice required by this Article 118.3 is delivered to the Secretary of the Company and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other provisions of Articles 119, 120 and 122. Subject to Article 125, and except with respect to nominations or elections of Directors, which are governed by Article 159, Article 118.3 is the exclusive means by which a member may bring business before a meeting of members. Any business brought before a meeting in accordance with Article 118.3 is referred to as “Member Business”.

To be properly brought before an extraordinary general meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or by the Company Secretary pursuant to the applicable provisions of these Articles; (ii) properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought in accordance with the Act.

119.	Without prejudice to any procedure which may be permitted under the Act and subject to Article 125, at any annual general meeting of members, all proposals of Member Business must be made by timely written notice given by or on behalf of a member of record of the Company (the “Notice of Business”) and must otherwise be a proper matter for member action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Company, addressed to the Secretary of the Company, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual general meeting of members; provided, however, that (i) if the annual general meeting of members is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual general meeting of members, (ii) if no annual general meeting was held during the prior year or (iii) in the case of the Company’s first annual meeting of members following the Company’s adoption of these Articles, the notice by the member to be timely must be received (A) no earlier than 120 days before such annual general meeting and (B) no later than the later of 90 days before such annual general meeting and the tenth day after the day on which the notice of such annual general meeting was first made by mail or Public Disclosure. In no event shall an adjournment or postponement, or Public Disclosure of an adjournment or postponement, of a general meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

120.	The Notice of Business must set forth:

120.1	the name and record address of each member proposing Member Business (the “Proponent”), as it appears on the Company’s books;

120.2	the name and address of any Member Associated Person;

120.3	as to each Proponent and any Member Associated Person, (A) the class or series and number of shares directly or indirectly held of record and beneficially by the Proponent or Member Associated Person, (B) the date such shares were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Member Business between or among the Proponent, any Member Associated Person or any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Member Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Member Associated Person with respect to shares of the Company (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Member Associated Person has a right to vote any shares of the Company, (F) any rights to dividends on the shares of the Company owned beneficially by the Proponent or any Member Associated Person that are separated or separable from the underlying shares of the Company, (G) any proportionate interest in stock and/or shares of the Company or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that the Proponent or any Member Associated Person is entitled to that is based on any increase or decrease in the value of shares of the Company or Derivatives thereof, if any, as of the date of such notice and (I) a representation that the member is the holder (either of record or beneficially) of not less than .05 per cent of the paid up share capital of the Company as carries the right to vote at the meeting to propose such business. The information specified in Article 120.1 to Article 120.3 is referred to herein as “Member Information”;

120.4	a representation that each Proponent is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Member Business,

120.5	a brief description of the Member Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Constitution of the Company, the language of the proposed amendment) and the reasons for conducting such Member Business at the meeting;

120.6	any material interest of each Proponent and any Member Associated Person in such Member Business;

120.7	a representation as to whether the Proponent intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve or adopt such Member Business or (B) otherwise to solicit proxies from members in support of such Member Business;

120.8	all other information that would be required to be filed with the SEC if the Proponents or Member Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

120.9	a representation that the Proponents shall provide any other information reasonably requested by the Company.

121.	The Proponents shall also provide any other information reasonably requested by the Company within ten days after such request.

122.	In addition, the Proponent shall affirm as true and correct the information provided to the Company in the Notice of Business or at the Company’s request pursuant to Article 121 (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is 10 days before the first anniversary date of the Company’s proxy statement released to members in connection with the previous year’s annual general meeting and (iii) the date that is the later of 10 days before the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Company, addressed to the Secretary of the Company, by no later than (x) 5 days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than 7 days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 days before the meeting or any adjournment or postponement thereof).

123.	The person presiding over the meeting shall have the power, with respect to any Member Business attempted to be introduced at a meeting by resolution or proposal made by a member, to determine and declare at the meeting, that such business was not properly brought before the meeting in accordance with the procedures set forth in Article 118.3, and to exclude the consideration of any such business at the meeting.

124.	If the Proponent (or a qualified representative of the Proponent) does not appear, at the meeting to present the Member Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of these Articles, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by a writing executed by such member or an electronic communication delivered by such member to act for such member as proxy at the meeting of members and such person must produce such writing or electronic communication, or a reliable reproduction of the writing or electronic communication, at the meeting of members.

125.	The notice requirements of Article 118.3 shall be deemed satisfied with respect to member proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

126.	The business of the annual general meeting shall include:

126.1	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

126.2	the review by the members of the Company’s affairs;

126.3	the authorisation of the Directors to approve the remuneration of the Auditors (if any); and

126.4	the appointment or re-appointment of Auditors.

Proceedings at general meetings

127.	The Chairperson, if any, shall preside as chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

128.	If at any meeting no Director is willing to act as chairperson or if no Director is present at the time appointed for holding the meeting, the members present shall choose one of their number to be chairperson of the meeting.

129.	The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

129.1	limit attendance at or participation in the meeting to members of record of the Company, their duly authorised proxies or such other persons as the chairperson of the meeting shall determine;

129.2	restrict dissemination of materials and use of audio or visual recording devices at the meeting;

129.3	take steps to maintain order and safety at the meeting;

129.4	establish seating arrangements;

129.5	restrict entry to the meeting after the time fixed for its commencement;

129.6	establish an agenda or order of business;

129.7	adjourn the meeting without a vote of the members, whether or not there is a quorum present;

129.8	limit the time allotted to member questions or comments; and

129.9	make rules governing speeches and debate including time limits and access to microphones.

The chairperson of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

130.	The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

131.	No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

132.	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

133.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

134.

134.1	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

134.2	If the chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

135.	Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.

Voting

136.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

137.	A poll shall be taken in such manner as the chairperson of the meeting directs and he or she may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

138.	If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy.

Votes of Members

139.	Subject to the provisions of these Articles and any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, every member of record present in person or by proxy shall have one vote for each share registered in his or her name in the Register.

140.	Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the Register.

141.	A member who has made an enduring power of attorney, or a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may speak or vote by proxy.

142.	Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these Articles for the receipt of appointments of proxy, not less than 48 hours (or such other time as may be determined by the Board, from time to time) before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

143.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the general meeting whose decision shall be final and conclusive.

144.	A person shall be entered on the Register by the record date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.

145.	Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

146.	Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.

147.	Where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.

148.	No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

Class meetings

149.	The provisions of these Articles relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.

Appointment of Directors

150.	The number of Directors shall be fixed from time to time by the Board, provided that in no case shall the number fixed by the Board be less than three nor more than fourteen.

151.	Each Director shall (unless his office is earlier vacated in accordance with these Articles) serve for a one-year term concluding at the later of (x) the annual general meeting after such Director was last appointed or re-appointed and (y) subject to Article 155, until his successor is elected and qualified. Any Director retiring at an annual general meeting will be eligible for re-appointment at that annual general meeting in accordance with these Articles.

152.	Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a member who (A) was a member of record of the Company when the notice required by Article 159 is delivered to the Secretary of the Company and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice and other provisions of Article 159 provided, in the case of an extraordinary general meeting, that the Board has determined that directors shall be elected at such special meeting. Persons nominated by a member in accordance with Article 159 are referred to as “Member Nominees”. A member nominating persons for election to the Board is referred to as the “Nominating Member”.

153.	The Directors may be appointed by the members in general meeting, provided, however, that no person other than a Director retiring at the meeting shall, save where nominated by the Board or a member pursuant to Article 152, be eligible for election to the office of Director at any general meeting unless the requirements of Article 167 as to his or her eligibility for that purposes have been complied with.

154.	Each Director shall be elected by an ordinary resolution at such meeting, provided that if the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

For the purposes of this Article 154, “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting that received the highest number of votes.

155.	Any nominee for election to the Board who is then serving as a Director and, in an uncontested election (where the number of Director nominees does not exceed the number of Directors to be elected), receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The Board shall then consider the resignation offer and decide whether to accept or reject the resignation, or whether other action should be taken; provided, however, that any Director whose resignation is under consideration shall not participate in the consideration regarding whether to accept, reject or take other action with respect to his/her resignation.

156.	The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided that the total number of Directors shall not at any time exceed the number as may be provided for in these Articles.

157.	A Director who is appointed pursuant to Article 156 shall be required to retire at the next following annual general meeting, subject to the provisions of Article 151.

158.	The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under section 146 of the Act and, without prejudice to the powers of the Directors under Article 156, the Company in a general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

159.	All nominations of Member Nominees must be made by timely written notice given by or on behalf of a member of record of the Company (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Company, addressed to the attention of the Secretary of the Company, by the following dates:

159.1	in the case of the nomination of a Member Nominee for election to the Board at an annual general meeting of members, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual general meeting of members; provided, however, that (A) if the annual meeting of members is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual general meeting of members, (B) if no annual meeting was held during the prior year or (C) in the case of the Company’s first annual general meeting of members following the Company’s adoption of these Articles, the notice by the member to be timely must be received (1) no earlier than 120 days before such annual general meeting and (2) no later than the later of 90 days before such annual general meeting and the tenth day after the day on which the notice of such annual general meeting was first made by mail or Public Disclosure, and

159.2	in the case of the nomination of a Member Nominee for election to the Board at an extraordinary general meeting of members, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was first made by mail or Public Disclosure.

160.	Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of members is increased and there is no Public Disclosure by the Company naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Company, addressed to the attention of the Secretary of the Company, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Company.

161.	In no event shall an adjournment or postponement, or Public Disclosure of an adjournment or postponement, of an annual or extraordinary general meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

162.	The Notice of Nomination shall set forth:

162.1	the Member Information with respect to each Nominating Member and Member Associated Person (except that references to the “Proponent” in Article 120.1 to Article 120.3 shall instead refer to the “Nominating Member” for purposes of this Article 162.1);

162.2	a representation that each member nominating a Member Nominee is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

162.3	all information regarding each Member Nominee and Member Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Member Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Article 167;

162.4	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Member, Member Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Member, Member Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Member Nominee were a director or executive of such registrant;

162.5	a representation as to whether the Nominating Members intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve the nomination or (B) otherwise to solicit proxies from members in support of such nomination;

162.6	all other information that would be required to be filed with the SEC if the Nominating Members and Member Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

162.7	a representation that the Nominating Members shall provide any other information reasonably requested by the Company.

163.	The Nominating Members shall also provide any other information reasonably requested by the Company within 10 days after such request.

164.	In addition, the Nominating Member shall affirm as true and correct the information provided to the Company in the Notice of Nomination or at the Company’s request pursuant to Article 163 (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is 10 days before the first anniversary date of the Company’s proxy statement released to members in connection with the previous year’s annual general meeting (in the case of an annual general meeting) or 50 days before the date of the meeting (in the case of an extraordinary general meeting) and (iii) the date that is 10 days before the date of the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Company, addressed to the Secretary of the Company, by no later than (1) 5 days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) not later than 7 days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 days before the meeting or any adjournment or postponement thereof).

165.	The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in these Articles, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

166.	If the member (or a qualified representative of the member) does not appear at the applicable meeting to nominate the Member Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article 166, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by a writing executed by such member or an electronic communication delivered by such member to act for such member as proxy at the meeting of members and such person must produce such writing or electronic communication, or a reliable reproduction of the writing or electronic communication, at the meeting of members.

167.	To be eligible to be a nominee for election or re-election as a Director, the Member Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Article 159) to the Secretary at the Office of the Company (a) a completed and signed written questionnaire to be provided on request to the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (b) information as necessary to permit the Board to determine if each Member Nominee (i) is independent under any applicable rule of law or of any Exchange and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors, (ii) qualifies as an “outside director” for the purposes of Section 162(m) of the Code (or any successor provision) (if required), (iii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914 of the United States or (iv) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, (c) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share and stock ownership and trading and other policies and guidelines of the Company that are applicable to Directors and (iv) currently intends to serve as a Director for the full term for which he or she is standing for election and (d) such person’s written consent to being named as a Member Nominee and to serving as a Director if elected.

Vacation of office by Directors

168.	In addition to the circumstances described in sections 146, 148(1) and 196(2) of the Act, the office of Director shall be vacated:

168.1	ipso facto, if that Director:

(a)	resigns his or her office by notice in writing to the Company;

(b)	becomes subject to a declaration of restriction under section 819 of the Act and the Directors, at any time during the currency of the declaration, resolve that his or her office be vacated;

(c)	resigns his office by spoken declaration at any Board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved;

(d)	is adjudicated insolvent or bankrupt or makes any arrangement or compromise with his creditors generally (in any jurisdiction); or

(e)	is removed from office by notice in writing to the Company: where there is a sole member, by the sole member or where there is more than one member, by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being not less than 90% in nominal value of the shares giving that right; and

168.2	by resolution of the Board:

(a)	where that Director can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;

(b)	where that Director is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offense in any jurisdiction;

(c)	where that Director is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period; or

(d)	where that Director is in employment of the Company, the Company’s holding company or a subsidiary of the Company’s holding company, upon the termination of such employment;

168.3	and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service.

Directors’ remuneration and expenses

169.	The remuneration of the Directors shall be such as is determined, from time to time, by the Board. The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director shall be provided in the form of cash, bonus or shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, or by reference to the value of such securities, on such terms as the Board may decide. If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

170.	The Directors may also be paid all travelling, hotel and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of the Directors or any committee; or (ii) general meetings of the Company, or (b) otherwise in connection with the business of the Company.

General power of management and delegation

171.	The business of the Company shall be managed by its Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by the Memorandum of these Articles, required to be exercised by the Company in a general meeting, but subject to:

171.1	any regulations contained in these Articles;

171.2	the provisions of the Act; and

171.3	such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in a general meeting may (by special resolution) give.

172.	No direction given by the Company in a general meeting under Article 171.3 shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

173.	Without prejudice to the generality of Article 171, Article 171 operates to enable, subject to a limitation (if any) arising under any of paragraphs 171.1 to 171.3 of it, the Directors exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.

174.	Without prejudice to section 40 of the Act, the Directors may delegate any of their powers (including any power referred to in these Articles) to such person or persons as they think fit, including committees; any such person or committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

175.	Any reference to a power of the Company required to be exercised by the Company in a general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power’s exercise, would be required to be exercised by the Company in a general meeting.

176.	The acts of the Board or of any committee established by the Board or any delegee of the Board shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.

177.	The Directors may appoint a sole or joint company secretary, an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.

Officers and executives

178.	The Directors may from time to time appoint one or more of themselves to the office of Chief Executive Officer (by whatever name called including managing director) or such other office or position with the Company and for such period and on such terms as to remuneration, if any (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

179.	Without prejudice to any claim the person so appointed under Article 178 may have for damages for breach of any contract of service between the person and the Company, the person’s appointment shall cease upon his or her ceasing, from any cause, to be a Director.

180.	A Chief Executive Office of the Company shall receive such remuneration whether by way of salary, commission or participation in the profits, or partly in one way and partly in another, as the Directors may determine.

181.	The Board may appoint any person whether or not he or she is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office of executive or official position.

182.	The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Articles 178 and/or Article 181, and subject to the provisions of the Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.

183.	The Directors may (a) revoke any conferral of powers under Article 182 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

Meetings of Directors and committees

184.

184.1	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

184.2	The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.

184.3	Such meetings shall take place at such time and place as the Directors may determine.

184.4	Questions arising at any such meeting shall be decided by a majority of votes and where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.

184.5	A Director may, and the Company Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

185.	All Directors shall be entitled to reasonable notice of any meeting of the Directors.

186.	Nothing in Article 185 or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.

187.	The quorum necessary for the transaction of the business of the Directors shall be a majority of the total number of Directors. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or these Articles.

188.	The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed in accordance with these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

Chairperson

189.	The Directors may elect a Chairperson and determine the period for which he or she is to hold office, but if no such Chairperson is elected, or, if at any meeting the Chairperson is not present after the time appointed for holding it, the Directors present may choose one of their members to be chairperson of a Board meeting. The Chairperson shall vacate office if he or she vacates his or her office as a Director (otherwise than by the expiration of his or her term of office at a general meeting of the Company at which he or she is re-appointed).

Committees

190.	The Directors may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

191.	A committee established under Article 190 (a “committee”) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.

192.	A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Article 190) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall not have a second or casting vote.

193.	Where any committee is established by the Directors :

193.1	the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

193.2	the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

Written resolutions and telephonic meetings of the Directors

194.	The following provision shall apply:

194.1	A resolution in writing signed by all the Directors, or by all the Directors being members of a committee referred to in Article 190, and who are for the time being entitled to receive notice of a meeting of the Directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the Directors or such a committee duly convened and held.

194.2	A resolution in writing shall be deemed to have been signed by a Director where the Chairperson, Company Secretary or other person designated by the Board has received an email from that Director’s Certified Email Address (as defined by Article 194.3) which identifies the resolution and states, unconditionally, “I hereby sign the resolution”.

194.3	A Director’s Certified Email Address is such email address as the Director has, from time to time, notified to such person and in such manner as may from time to time be prescribed by the Board.

194.4	The Company shall cause a copy of every email referred to in Article 194.2 to be entered in the books kept pursuant to section 166 of the Act.

195.	Subject to Article 196, where one or more of the Directors (other than a majority of them) would not, by reason of:

195.1	the Act or any other enactment;

195.2	these Articles; or

195.3	an applicable rule of law or of any Exchange,

be permitted to vote on a resolution such as is referred to in Article 194, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Article 194.1, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

196.	In a case falling within Article 195, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.

197.	For the avoidance of doubt, nothing in Articles 194 to 196 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.

198.	The resolution referred to in Article 194 may consist of several documents in like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.

199.	A meeting of the Directors or of a committee referred to in Article 190 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others or to otherwise be able to communicate and:

199.1	a Director or as the case may be a member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote (subject to Article 195) and be counted in a quorum accordingly; and

199.2	such a meeting shall be deemed to take place:

(a)	where the largest group of those Directors participating in the conference is assembled;

(b)	if there is no such group, where the chairperson of the meeting then is; or

(c)	if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.

Directors’ duties, conflicts of interest, etc.

200.	A Director may have regard to the interests of any other companies in a group of which the Company is a member to the full extent permitted by the Act.

201.	A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use facilities, vehicles, telephones, computers, aircraft, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, compensation arrangements, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

202.	Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.

203.	It shall be the duty of a Director who is in any way, whether directly or indirectly, interested (within the meaning of section 231 of the Act) in a contract or proposed contract with the Company, to declare the nature of his or her interest at a meeting of the Directors.

204.	Subject to any applicable rule of law or of any Exchange, a Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.

205.	The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution: (a) appointing the Directors or any of them as directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the directors or officers of such other company.

206.	Any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a Director or officer of the other company referred to in Article 205 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.

207.	A Director may hold any other office or place of profit under the Company (other than Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

208.	Without prejudice to the provisions of section 228 of the Act, a Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as member or otherwise.

209.	A Director may act by himself or herself, or his or her firm, in a professional capacity for the Company; and any Director, in such a case, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing in this Article authorises a Director, or his or her firm, to act as Auditor.

210.	No Director or nominee for Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise.

211.	In particular, neither shall:

211.1	any contract with respect to any of the matters referred to in Article 204 nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested, be liable to be avoided; nor

211.2	a Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement,

by reason of such Director holding that office or of the fiduciary relation thereby established.

212.	A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting at which:

212.1	that Director or any other Director is appointed to hold any such office or place of profit under the Company as is mentioned in Article 207; or

212.2	the terms of any such appointment are arranged,

and he or she may vote on any such appointment or arrangement, subject to any applicable rule of law or of any Exchange.

The common seal, official seal and securities seal

213.	Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

214.	Any instrument to which a Company’s seal shall be affixed shall be signed by:

214.1	two Directors;

214.2	one Director and the Company Secretary; or

214.3	any two other persons authorised to sign by (i) the Directors or (ii) a committee of the Board.

215.	The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

Service of notices on members

216.	A notice required or authorised to be served on or given to a member of the Company pursuant to a provision of the Act or these Articles shall, save where the means of serving or giving it specified in Article 216.4 is used, be in writing and may be served on or given to the member in one of the following ways:

216.1	by delivering it to the member;

216.2	by leaving it at the registered address of the member;

216.3	by sending it by post in a prepaid letter to the registered address of the member; or

216.4	subject to Article 221, by electronic mail or other means of electronic communication approved by the Directors to the contact details notified to the Company by any such member for such purpose (or if not so notified, then to the contact details of the member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Act.

217.	Without prejudice or limitation to the foregoing provisions of Article 216.1 to 216.4, for the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

218.	Any notice served or given in accordance with Article 216 shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served or given:

218.1	in the case of its being delivered, at the time of delivery (or, if delivery is refused, when tendered);

218.2	in the case of its being left, at the time that it is left;

218.3	in the case of its being posted on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted:

(a)	on a Friday — 72 hours after despatch; or

(b)	on a Saturday or Sunday — 48 hours after despatch;

218.4	in the case of electronic means being used in relation to it, twelve hours after despatch,

but this Article is without prejudice to section 181(3) of the Act.

219.	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 216.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, his or her being of unsound mind, bankruptcy, liquidation or disability of such member.

220.	Notwithstanding anything contained in these Articles to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

221.	Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him or her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such member. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until 5 days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Article 221, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under any applicable rule of law or of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC.

222.	If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post (if required), a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all members entitled thereto at noon (Ireland time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

223.	Notice may be given by the Company to the joint holders of a share in the capital of the Company by giving the notice to the joint holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint holders.

224.

224.1	Every person who becomes entitled to a share in the capital of the Company shall, before his or her name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he or she derives his or her title.

224.2	A notice may be given by the Company to the persons entitled to a share in the capital of the Company in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

225.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

Service of notices on the Company

226.	In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer of the Company by email or other electronic communication, provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.

Sending statutory financial statements or other information to members

227.	Subject to Article 221, each of the members hereby agree and consent that copies of the documents referred to in section 338(2) of the Act, are to be treated, for the purposes of section 338 of the Act, as sent to a person where:

227.1	the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her), provided such agreement shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC;

227.2	the documents are documents to which that agreement applies; and

227.3	that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of:

(a)	the publication of the documents on a website;

(b)	the address of that website; and

(c)	the place on that website where the documents may be accessed, and how they may be accessed. Documents treated in accordance with Article 227 as sent to any person are to be treated as sent to him or her not less than 21 Clear Days before the date of a meeting if, and only if:

227.4	the notification given for the purposes of Article 227.3 is given not less than 21 Clear Days before the date of the meeting; and

227.5	the documents are published on the website throughout a period beginning at least 21 Clear Days before the date of the meeting and ending with the conclusion of the meeting.

228.	Any obligation by virtue of section 339(1) or (2) of the Act to furnish a person with a document may, unless these Articles provide otherwise, be complied with by using electronic communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.

Accounting Records

229.	The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

229.1	correctly record and explain the transactions of the Company;

229.2	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

229.3	will enable the Directors to ensure that any financial statements of the Company, required to be prepared under sections 290 or 293 of the Act, comply with the requirements of the Act; and

229.4	will enable those financial statements of the Company to be readily and properly audited.

230.	The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company's transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

231.	The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

232.	The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by the Act or authorised by the Directors or by the Company in a general meeting.

233.	In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

234.	A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, shall be sent, by post, electronic mail or any other means of electronic communications, not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee. For the purposes of this Article, sending by electronic communications includes the making available or displaying on the Company’s website (or a website designated by the Board) or the website of the SEC, and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors’ report and the Auditors’ report and every copy of any summary financial statements prepared in accordance with section 1119 of the Act, by any such document being made so available or displayed.

235.	Auditors shall be appointed and their duties regulated in accordance with the Act.

Winding up

236.	Subject to the provisions of the Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company.

237.	Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.

238.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares in the capital of the Company held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively; provided that this Article shall be subject to any specific rights attaching to any class of share capital.

238.1	In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members, for the allotment to the members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or shares in the capital of the Company not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

238.2	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

239.	If the Company is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

Untraced members

240.	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

240.1	for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register or at the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

240.2	at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in Ireland and the United States of America and in a newspaper circulating in the area in which the address referred to in Article 240.1 is located the Company has given notice of its intention to sell such share; and

240.3	during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the member or person entitled by transmission.

241.	Where a share, which is to be sold as provided in Article 240, is held in uncertificated form, the Directors may authorise any person to do all that is necessary to change such share into certificated form prior to its sale.

242.	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the member or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the member of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

243.	The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may be either employed in the business of the Company or held as cash or cash equivalents, or invested in such investments as the Directors may think fit, from time to time.

Destruction of records

244.	The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of name or change of address however received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

244.1	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

244.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

244.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

Indemnification

245.

245.1	To the fullest extent permitted by the Act, each person who is or was a Director or officer of the Company, and each person who is or was serving at the request of the Company as a director, officer, employee or agent of another company, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans maintained or sponsored by the Company (including the heirs, executors, administrators and estate of such person) (each individually, a “Covered Person”) shall be indemnified and held harmless by the Company to the fullest extent permitted by law against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her being made a party or being threatened to be made a party to or being otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a Covered Person, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent.

245.2	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each Covered Person against expenses, including attorneys' fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such proceedings were brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

245.3	To the fullest extent permitted under the Act, expenses, including attorneys' fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this Article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Company of a written undertaking by the Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorised by these Articles.

245.4	It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive of: (a) any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth or (c) any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 245.4, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such Covered Persons.

245.5	The Directors shall have power to purchase and maintain for any Director, the Company Secretary or other officers, agents or employees of the Company insurance against any such liability as referred to in section 235 of the Act.

245.6	The Company may additionally indemnify any agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent provided by law, and purchase and maintain insurance for any such person as appropriate.

246.	To the fullest extent permitted under applicable law, no person shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability of a Director:

246.1	for any breach of the Director’s duty of loyalty to the Company or its members;

246.2	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

246.3	for any transaction from which the Director derived an improper personal benefit.

If any applicable law or the relevant code, rules and regulations applicable to the listing of the Company's shares on any Exchange is amended hereafter to authorise corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the relevant law, as so amended. Any amendment, repeal or modification of this Article 246 shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

Rights Plan

247.	Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all members will have rights to acquire shares or interests in shares in the capital of the Company at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.

I, the person whose name, address and description are subscribed, wish to be formed into a Company in pursuance of this constitution, and I agree to take the number of shares in the capital of the Company set opposite my name.

/s/ Alexjandro Cestero Alejandro Cestero For and on behalf of WEATHERFORD INTERNATIONAL LTD. Alpenstrasse 15, Zug 6300 Switzerland Body Corporate	1 (One)
Total shares taken	l (One)

Dated 21st day of February 2014

Witness to the above signatures:

Name: Coralie Brunet

Address: 4-6 Rue Jean Francois Bartholoni 1204 Geneva, Switzerland

Occupation: Office Manager

Signature: /s/ Coralie Brunet